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                                                                   EXHIBIT  4.11


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PROLIQ, INC.


Proliq, Inc., a corporation organized and existing under the General Corporation Law of the State of New Jersey (the "Corporation") does hereby certify that provision for the making of the following amendment to the Certificate of Incorporation of the Corporation is contained in an Order, a copy of which is attached, (the "Order") dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in In re KCS Energy,
                                                               -----------------
Inc., et al., Debtors, Case No. 00-0028 (PJW) and Case Nos. 00-0310 (PJW)
---------------------
through 00-0318 (PJW) confirming the KCS Energy, Inc. et al., Debtors Chapter 11 Plan of Reorganization:

                  A new Article (h) is hereby added to the end of the Certificate of Incorporation:

         "(h) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the Corporation shall not authorize or issue any non-voting equity securities or authorize or issue any classes of securities possessing voting power, in either case without complying with the provisions of Title 11 United States Code Section 1123(a)(6)."

                  The undersigned persons certify that, pursuant to the Order of the Bankruptcy Court, the Corporation, this 15th day of February, 2001, has caused this Certificate of Amendment to be signed by its President and attested by its Secretary, and affirm that the statements contained herein are true.

ATTEST:                                     PROLIQ, INC.

/s/ Frederick Dwyer                         /s/ James W. Christmas
-------------------------------             ------------------------------------
Frederick Dwyer, Secretary                  James W. Christmas, President